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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

               Name                                State of Incorporation
               ----                                ----------------------
 The State Bank and Trust Company                           Ohio
        RFC Banking Company                                 Ohio
Reliance Financial Services, N.A. *          Nationally Chartered Trust Company
     Rurban Mortgage Company*                               Ohio
   Rurban Life Insurance Company                           Arizona
    Rurbanc Data Services, Inc.                             Ohio
     Rurban Statutory Trust 1            Declaration of Trust - State of Connecticut

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*        Reliance Financial Services, N.A. and Rurban Mortgage Company are
wholly-owned subsidiaries of The State Bank and Trust Company.

                                                                            115.